UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019 (November 23, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The common stock issued in exchange for the Original Securities was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01. Other Matters

As previously reported on a Form 8-K filed on May 24, 2019, on May 23, 2019, the Parties agreed to an omnibus resolution to these outstanding matters and entered into an Exchange Agreement and a Side-Letter Agreement as described below:

Exchange Agreement Under the Exchange Agreement, the Investor exchanged all of its rights under the original securities issued in the May 2015 Private Placement including: i. Convertible Note subject to the Optional Offset with a current balance of $2,197,231.00, ii. Related accrued interest under the Convertible Note with a balance of $26,107.52 as of March 31, 2019, iii. Warrant to purchase 1,800,000 common shares (post-split basis), iv. Related Securities and Pledge Agreement, v. Related Guarantee Agreement and the, vi. Related Registration Rights Agreement) (the “Original Securities”) for 605,816 fully paid and nonassessable shares of the Company’s common stock, par value $0.0001.

Side-letter Agreement Concurrent with the Exchange Agreement described above the parties also entered into a side-letter agreement (the “Side-Letter Agreement”). The Side-Letter Agreement provides that on November 23, 2019, the Company will, if required if required under the Side-letter Agreement, issue additional shares of common stock to the Investor based on an increase in the fully-diluted shares outstanding (as defined below) of the Company from the date of the Side-Letter Agreement’s execution to its six-month anniversary (the “True-Up Shares”). The issuance of the True-Up Shares, if any, shall provide the Holder with rights to acquire additional shares to be calculated according to the following formula:

●	A-B= Aggregate Number of Rights Shares
●	A = 9.99% of shares of Common Stock outstanding on the Six-Month Anniversary (calculated based on the Number of Fully-Diluted Shares Outstanding (as defined below))
●	B = The shares of Common Stock Issued to the Purchaser contemporaneously with the Agreement

For the purposes of this Side-Letter Agreement, “Number of Fully-Diluted Shares Outstanding” means, as of any time of determination, the sum of (i) the aggregate number of issued and outstanding shares of common stock as of such time of determination, (ii) the aggregate maximum number of shares of common stock issuable on an as-converted and as-exchanged basis, as applicable (excluding any exercise of warrants to purchase Common Stock and all Rights issued pursuant to the Agreement), pursuant to all capital stock and all other securities of the Company or any of its Subsidiaries (excluding any warrants to purchase common stock and all rights to acquire common shares issued pursuant to the Side-Letter Agreement) outstanding as of such time of determination (or issuable pursuant to agreements in effect as of such time).

Notwithstanding the foregoing, if any warrants to purchase common stock are outstanding (or issuable upon conversion or exchange of securities outstanding) as of the six-month anniversary of the Side-Letter Agreement (each, an “Outstanding Warrant”), on such six-month anniversary the Company shall issue the Investor an additional right to acquire a warrant (the “New Warrant”) exercisable into 9.99% of the shares of common stock issuable upon exercise of all Outstanding Warrants as of the six-month anniversary (the “New Warrant Shares”). The New Warrant Shares shall be of like tenor to the Outstanding Warrants.

Consistent with the developments above, effective November 23, 2019 the parties finalized the reconciliation pursuant to the Side-Letter Agreement described below and the related issuance of the True-Up Shares. Pursuant to the provisions of the Side-letter Agreement the parties agreed to the issuance of 567,348 common shares, par value $0.0001 per share and the issuance of a warrant to purchase 61,380 common shares at an exercise price of $0.50 per share and an expiration date of June 19, 2026.

Under the Side-letter Agreement, the Company has agreed that it will not raise capital through May 23, 2020 at a price that is below $0.10 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) without the Investor’s consent.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.70	Side-letter Termination Agreement dated November 23, 2019
Exhibit 10.71	Warrant Agreement dated November 23, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2019

Infinity Energy Resources, Inc

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

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